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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of report (Date of earliest event reported) July 19, 2002
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                                TEREX CORPORATION
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               (Exact Name of Registrant as Specified in Charter)


          Delaware                      1-10702               34-1531521
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(State or Other Jurisdiction          (Commission            (IRS Employer
      of Incorporation)              File Number)         Identification No.)



 500 Post Road East, Suite 320, Westport, Connecticut                  06880
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       (Address of Principal Executive Offices)                     (Zip Code)


        Registrant's telephone number, including area code (203) 222-7170
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                                 NOT APPLICABLE
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          (Former Name or Former Address, if Changed Since Last Report)


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Item 5.  Other Events.

         Terex Corporation ("Terex") announced by press release dated July 19, 2002 that it has signed an Agreement and Plan of Merger (the "Agreement") with Genie Holdings, Inc., a leading global manufacturer of aerial work platforms with 2001 revenues of $575 million. The purchase consideration will be $75 million, consisting of $64.25 million in Terex common stock and $10.75 million in cash, subject to adjustment. In accordance with the Agreement, the exchange ratio of Terex shares for Genie shares will be based upon the average closing price for Terex common stock for the ten consecutive trading days prior to the closing date. Based on the current share price of Terex common stock, Terex expects to issue approximately 3.2 million shares of its common stock to Genie shareholders. In addition, Terex will refinance approximately $195 million of Genie debt. The transaction is subject to customary closing conditions, including regulatory approval, and is anticipated to close in the third quarter of 2002.

         Terex believes that Genie is a strong global brand with significant market share and that Terex's acquisition of Genie will diversify Terex's product offering with the addition of a complete line of aerial work platforms. Terex management believes that Genie will add approximately $575 million in pro forma revenues, $0.20 - $0.30 per share in earnings, and provide a return on invested capital in excess of 20%.

         Terex also announced that it expects its performance for the second quarter of 2002 to be in line with its prior earnings guidance for the quarter and expects the company to meet or exceed the First Call consensus earnings estimate for the second quarter of $0.41 per share.

Item 7.  Financial Statements and Exhibits

 (c)  Exhibits

     1.   Agreement  and Plan of  Merger,  dated  July  19,  2002,  among  Terex
          Corporation, Magic Acquisition Corp., Genie Holdings, Inc., Robert Wilkerson, S. Ward Bushnell, F. Roger Brown, Wilkerson Limited
          Partnership, Bushnell Limited Partnership and R. Brown Limited Partnership.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  July 22, 2002


                                         TEREX CORPORATION


                                         By:  /s/ Eric I Cohen
                                              Eric I Cohen
                                              Senior Vice President